Provident Financial Services, Inc. Announces Record Third Quarter Earnings and Declares Quarterly Cash Dividend

ISELIN, NJ, October 26, 2018 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported record net income of $35.5 million, or $0.55 per basic share and $0.54 per diluted share, for the three months ended September 30, 2018, compared to net income of $26.6 million, or $0.41 per basic and diluted share, for the three months ended September 30, 2017. For the nine months ended September 30, 2018, the Company reported net income of $82.6 million, or $1.27 per basic and diluted share, compared to net income of $74.5 million, or $1.16 per basic share and $1.15 per diluted share, for the same period last year.
The Company's earnings for the quarter and the nine months ended September 30, 2018 were favorably impacted by lower Federal income tax rates, period over period growth in average loans outstanding, growth in average non-interest bearing deposits and the continued expansion of the net interest margin. The improvement in the net interest margin was driven by an increase in the yield on earning assets, growth in average non-interest bearing deposits and a lagging cost of funds.
Christopher Martin, Chairman, President and Chief Executive Officer commented: “Our third quarter results again reflected record revenue as our net interest margin further expanded. Combined with solid non-interest income performance and strong expense management, this drove record net income and impressive annualized returns of 1.45% on average assets and 15.47% on average tangible common equity.(1)”
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.21 per common share payable on November 30, 2018, to stockholders of record as of the close of business on November 15, 2018.
Balance Sheet Summary
Total assets at September 30, 2018 were $9.71 billion, a $135.6 million decrease from December 31, 2017. The decline in total assets was primarily due to a $97.3 million decrease in total loans, a $41.7 million decrease in cash and cash equivalents and a $7.6 million decrease in total investments.
The Company’s loan portfolio decreased $97.3 million to $7.23 billion at September 30, 2018, from $7.33 billion at December 31, 2017. For the nine months ended September 30, 2018, loan originations, including advances on lines of credit, totaled $2.34 billion, compared with $2.56 billion for the same period in 2017. During the nine months ended September 30, 2018, the loan portfolio had net decreases of $111.4 million in commercial loans, $59.9 million in multi-family mortgage loans, $34.5 million in residential mortgage loans and $30.6 million in consumer loans, partially offset by net increases of $102.9 million in commercial mortgage loans and $36.7 million in construction loans. Net portfolio growth was constrained by elevated payoff activity and loan sales, including the sale of loans as part of the Company's wind down of its asset-based lending business.  Commercial real estate, commercial and construction loans represented 78.5% of the loan portfolio at September 30, 2018, compared to 77.9% at December 31, 2017.
At September 30, 2018, the Company’s unfunded loan commitments totaled $1.60 billion, including commitments of $752.0 million in commercial loans, $447.4 million in construction loans and $147.3 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2017 and September 30, 2017 were $1.98 billion and $2.11 billion, respectively.
The loan pipeline, consisting of work-in-process and loans approved pending closing, totaled $1.13 billion at September 30, 2018, compared to $1.12 billion and $1.51 billion at December 31, 2017 and September 30, 2017, respectively.
Total investments were $1.59 billion at September 30, 2018, a decrease of $7.6 million, compared to the balance at December 31, 2017, largely due to repayments of mortgage-backed securities, maturities and calls of certain municipal and agency bonds and an increase in unrealized losses on available for sale debt securities, partially offset by purchases of mortgage-backed and municipal securities.

Total deposits increased $5.6 million during the nine months ended September 30, 2018 to $6.72 billion.  Total time deposits increased $43.0 million to $677.9 million at September 30, 2018, while total core deposits, consisting of savings and demand deposit accounts, decreased $37.5 million to $6.04 billion at September 30, 2018. The increase in time deposits was primarily the result of a 13- month certificate of deposit promotional campaign which provided the Company a lower-cost funding alternative to wholesale borrowings. The decrease in core deposits was largely attributable to a $69.0 million decrease in money market deposits and a $36.0 million decrease in savings deposits, partially offset by a $41.2 million increase in interest bearing demand deposits and a $26.4 million increase in non-interest bearing demand deposits. Core deposits represented 89.9% of total deposits at September 30, 2018, compared to 90.5% at December 31, 2017.
Borrowed funds decreased $212.6 million during the nine months ended September 30, 2018, to $1.53 billion. The decrease in borrowings for the period was primarily a function of lower asset funding requirements. Borrowed funds represented 15.8% of total assets at September 30, 2018, a decrease from 17.7% at December 31, 2017.
Stockholders’ equity increased $32.9 million during the nine months ended September 30, 2018, to $1.33 billion, primarily due to net income earned for the period, partially offset by dividends paid to stockholders and an increase in unrealized losses on available for sale debt securities. Common stock repurchases for the nine months ended September 30, 2018 totaled 77,766 shares at an average cost of $26.05. These common stock repurchases were largely made in connection with withholding to cover income taxes on the vesting of stock-based compensation.  At September 30, 2018, 3.1 million shares remained eligible for repurchase under the current stock repurchase authorization. Book value per share and tangible book value per share(1) at September 30, 2018 were $19.92 and $13.65, respectively, compared with $19.52 and $13.20, respectively, at December 31, 2017.
Results of Operations
Net Interest Income and Net Interest Margin
For the three months ended September 30, 2018, net interest income increased $5.6 million to $75.8 million, from $70.2 million for the same period in 2017. Net interest income for the nine months ended September 30, 2018 increased $17.0 million to $223.3 million, from $206.3 million for the same period in 2017. The improvement in net interest income for the comparative periods was largely due to growth in average loans outstanding resulting from organic originations and period-over-period expansion of the net interest margin. The improvement in the net interest margin was a function of an increase in the yield on earning assets, which outpaced the rise in the Company's cost of funds. Also contributing to the improvement, growth in average non-interest bearing demand deposits mitigated the Company's need to utilize higher-cost sources to fund average loans outstanding.
The Company’s net interest margin expanded five basis points to 3.38% for the quarter ended September 30, 2018, from 3.33% for the trailing quarter. The weighted average yield on interest-earning assets increased ten basis points to 4.07% for the quarter ended September 30, 2018, compared to 3.97% for the quarter ended June 30, 2018. The weighted average cost of interest-bearing liabilities for the quarter ended September 30, 2018 increased eight basis points to 0.90%, compared to 0.82% for the trailing quarter. The average cost of interest bearing deposits for the quarter ended September 30, 2018 increased seven basis points to 0.60%, from 0.53% for the quarter ended June 30, 2018. Average non-interest bearing demand deposits increased $33.3 million to $1.50 billion for the quarter ended September 30, 2018, from $1.46 billion for the trailing quarter ended June 30, 2018. The average cost of borrowed funds for the quarter ended September 30, 2018 was 1.93%, compared to 1.82% for the trailing quarter.
The net interest margin expanded 16 basis points to 3.38% for the quarter ended September 30, 2018, compared to 3.22% for the quarter ended September 30, 2017. The weighted average yield on interest-earning assets increased 32 basis points to 4.07% for the quarter ended September 30, 2018, compared to 3.75% for the quarter ended September 30, 2017, while the weighted average cost of interest bearing liabilities increased 22 basis points for the quarter ended September 30, 2018 to 0.90%, compared to the third quarter of 2017. The average cost of interest bearing deposits for the quarter ended September 30, 2018 was 0.60%, compared to 0.38% for the same period last year. Average non-interest bearing demand deposits increased $134.8 million to $1.50 billion for the quarter ended September 30, 2018, from $1.36 billion for the quarter ended September 30, 2017. The average cost of borrowed funds for the quarter ended September 30, 2018 was 1.93%, compared to 1.71% for the same period last year.
For the nine months ended September 30, 2018, the net interest margin expanded 14 basis points to 3.33%, compared to 3.19% for the nine months ended September 30, 2017. The weighted average yield on interest earning assets increased 26 basis points to 3.98% for the nine months ended September 30, 2018, compared to 3.72% for the nine months ended September 30, 2017, while the weighted average cost of interest bearing liabilities increased 16 basis points to 0.83% for the nine months ended September 30, 2018, compared to 0.67% the same period last year. The average cost of interest bearing deposits for the nine months ended September 30, 2018 was 0.53%, compared to 0.36% for the same period last year. Average non-interest bearing demand deposits increased $119.0 million to $1.46 billion for the nine months ended September 30, 2018, from $1.34 billion for the nine months ended September 30, 2017. The average cost of borrowings for the nine months ended September 30, 2018 was 1.81%, compared to 1.67% for the same period last year.
Non-Interest Income
Non-interest income totaled $15.9 million for the quarter ended September 30, 2018, an increase of $804,000, compared to the same period in 2017. Income from Bank-owned life insurance ("BOLI") increased $730,000 to $2.1 million for the three months ended September 30, 2018, compared to $1.4 million for the same period in 2017. This increase was primarily due to the recognition of higher benefit claims in the current period.  Other income increased $355,000 to $1.8 million for the three months ended September 30, 2018, compared to the quarter ended September 30, 2017, primarily due to a $228,000 increase in net fees on loan-level interest rate swap transactions and a $147,000 increase in net gains on the sale of loans, including the sale of loans as part of the wind down of the asset-based lending business, partially offset by a $104,000 decrease in net gains on the sale of foreclosed real estate.  Partially offsetting these increases in non-interest income, fee income decreased $225,000 to $7.5 million for the three months ended September 30, 2018, compared to the same period in 2017, largely due to a $473,000 decrease in commercial loan prepayment fee income, partially offset by a $175,000 increase in income from the sale of non-deposit investment products.
For the nine months ended September 30, 2018, non-interest income totaled $43.1 million, an increase of $664,000, compared to the same period in 2017. Other income increased $1.3 million to $4.1 million for the nine months ended September 30, 2018, compared to $2.8 million for the same period in 2017, due to an $888,000 increase in net fees on loan-level interest rate swap transactions and a $362,000 increase in net gains on the sale of loans. Also, wealth management income increased $258,000 to $13.6 million for the nine months ended September 30, 2018, resulting from growth in assets under management, higher incremental fees on new asset management relationships and increased revenue from mutual fund offerings. BOLI income decreased $651,000 to $4.6 million for the nine months ended September 30, 2018, compared to the same period in 2017, primarily due to a decrease in the recognition of benefit claims from the prior year.
Non-Interest Expense
For the three months ended September 30, 2018, non-interest expense totaled $46.7 million, an increase of $379,000, compared to the three months ended September 30, 2017. Data processing expense increased $316,000 to $3.6 million for the three months ended September 30, 2018, principally due to increases in software maintenance and telecommunication expenses. Compensation and benefits expense increased $218,000 to $27.5 million for the three months ended September 30, 2018, compared to $27.3 million for the same period in 2017. This increase was principally due to additional salary expense related to annual merit increases and an increase in stock-based compensation, partially offset by a decrease in the accrual for incentive compensation. Other operating expenses increased $107,000 to $7.1 million for the three months ended September 30, 2018, compared to the same period in 2017, largely due to increases in consulting costs and loan collection expenses, partially offset by a decrease in attorney fees.  Partially offsetting these increases, net occupancy costs decreased $181,000 to $5.9 million for the three months ended September 30, 2018, compared to the same period in 2017, principally due to decreases in depreciation, real estate taxes and facilities maintenance expenses, partially offset by an increase in rent expense. A portion of these variances are associated with the Company's sale and leaseback of certain facilities in December 2017. Also, amortization of intangibles decreased $123,000 for the three months ended September 30, 2018, compared with the same period in 2017, as a result of scheduled reductions in amortization.
The Company’s annualized non-interest expense as a percentage of average assets(1) was 1.90% for the quarter ended September 30, 2018, compared to 1.93% for the same period in 2017. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income)(1) was 50.88% for the quarter ended September 30, 2018, compared to 54.24% for the same period in 2017.
Non-interest expense totaled $142.4 million for the nine months ended September 30, 2018, an increase of $2.6 million, compared to $139.7 million for the nine months ended September 30, 2017. Compensation and benefits expense increased $2.3 million to $83.4 million for the nine months ended September 30, 2018, compared to $81.1 million for the nine months ended September 30, 2017, primarily due to additional salary expense related to annual merit increases and an increase in stock-based compensation, partially offset by a decrease in the accrual for incentive compensation.  Data processing expense increased $560,000 to $10.9 million for the nine months ended September 30, 2018, compared to $10.3 million for the same period in 2017, principally due to increases in software maintenance expense, partially offset by lower telecommunication expense. In addition, other operating expenses increased $507,000 to $21.8 million for the nine months ended September 30, 2018, compared to the same period in 2017, largely due to an increase in consulting expenses, partially offset by a decrease in attorney fees and a valuation charge related to foreclosed real estate recognized in the prior year. Partially offsetting these increases in non-interest expense, amortization of intangibles decreased $454,000 for the nine months ended September 30, 2018, compared with the same period in 2017, as a result of scheduled reductions in amortization.
Asset Quality
The Company’s total non-performing loans at September 30, 2018 were $29.1 million, or 0.40% of total loans, compared to $32.6 million, or 0.45% of total loans at June 30, 2018, and $34.9 million, or 0.48% of total loans at December 31, 2017. The $3.5 million decrease in non-performing loans at September 30, 2018, compared to the trailing quarter, was due to a $2.5 million decrease in non-performing residential loans, an $895,000 decrease in non-performing consumer loans and a $391,000 decrease in non-performing commercial mortgage loans, partially offset by a $263,000 increase in non-performing commercial loans. At September 30, 2018, impaired loans totaled $52.5 million with related specific reserves of $1.4 million, compared with impaired loans totaling $55.5 million with related specific reserves of $2.1 million at June 30, 2018. At December 31, 2017, impaired loans totaled $52.0 million with related specific reserves of $2.7 million.
At September 30, 2018, the Company’s allowance for loan losses was 0.75% of total loans, a decrease from 0.81% at June 30, 2018 and 0.82% at December 31, 2017. The Company recorded provisions for loan losses of $1.0 million and $21.9 million for the three and nine months ended September 30, 2018, respectively, compared with provisions of $500,000 and $3.7 million for the three and nine months ended September 30, 2017, respectively. For the three and nine months ended September 30, 2018, the Company had net charge-offs of $5.9 million and $28.2 million, respectively, compared to net charge-offs of $3.1 million and $5.3 million, respectively, for the same periods in 2017. The allowance for loan losses decreased $6.3 million to $53.9 million at September 30, 2018 from $60.2 million at December 31, 2017.
Charge-offs in the third quarter of 2018 were impacted by the write down of an impaired asset-based loan that was sold following the quarter-end. The reduction in the allowance for loan losses as a percentage of total loans was attributable to asset-based loan sales and further improvements in asset quality of the remaining loan portfolio.
At September 30, 2018 and December 31, 2017, the Company held $5.9 million and $6.9 million of foreclosed assets, respectively. During the nine months ended September 30, 2018, there were six additions to foreclosed assets with a carrying value of $1.7 million, and 13 properties sold with a carrying value of $2.4 million. Foreclosed assets at September 30, 2018 consisted of $3.7 million of commercial real estate and $2.2 million of residential real estate. Total non-performing assets at September 30, 2018 decreased $6.8 million, or 16.3%, to $35.0 million, or 0.36% of total assets, from $41.8 million, or 0.42% of total assets at December 31, 2017.

Income Tax Expense
For the three and nine months ended September 30, 2018, the Company’s income tax expense was $8.6 million and $19.5 million, respectively, compared with $12.0 million and $30.8 million, for the three and nine months ended September 30, 2017, respectively. The Company’s effective tax rates were 19.5% and 19.1% for the three and nine months ended September 30, 2018, respectively, compared to 31.1% and 29.3% for the three and nine months ended September 30, 2017, respectively. The decreases in tax expense and the effective tax rates were the result of the enactment of the Tax Cuts and Jobs Act on December 22, 2017.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Friday, October 26, 2018 at 10:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2018. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at provident.bank by going to Investor Relations and clicking on "Webcast."
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of our Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Tangible book value per share, annualized return on average tangible equity, annualized non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
September 30, 2018 (Unaudited) and December 31, 2017
(Dollars in Thousands)

Assets	September 30, 2018	December 31, 2017

Cash and due from banks	$103,684	$139,557
Short-term investments	45,440	51,277
Total cash and cash equivalents	149,124	190,834

Available for sale debt securities, at fair value	1,042,320	1,037,154
Held to maturity debt securities (fair value of $469,861 at September 30, 2018 (unaudited) and $485,039 at December 31, 2017)	474,092	477,652
Equity securities, at fair value	722	658
Federal Home Loan Bank Stock	71,909	81,184
Loans	7,228,373	7,325,718
Less allowance for loan losses	53,910	60,195
Net loans	7,174,463	7,265,523
Foreclosed assets, net	5,932	6,864
Banking premises and equipment, net	59,155	63,185
Accrued interest receivable	29,784	29,646
Intangible assets	418,674	420,290
Bank-owned life insurance	192,212	189,525
Other assets	91,246	82,759
Total assets	$9,709,633	$9,845,274

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$4,994,862	$4,996,345
Savings deposits	1,047,021	1,083,012
Certificates of deposit of $100,000 or more	351,169	316,074
Other time deposits	326,689	318,735
Total deposits	6,719,741	6,714,166
Mortgage escrow deposits	25,513	25,933
Borrowed funds	1,529,914	1,742,514
Other liabilities	102,876	64,000
Total liabilities	8,378,044	8,546,613

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 66,857,212 shares outstanding at September 30, 2018 and 66,535,017 outstanding at December 31, 2017	832	832
Additional paid-in capital	1,019,052	1,012,908
Retained earnings	627,801	586,132
Accumulated other comprehensive loss	(24,611)	(7,465)
Treasury stock	(259,760)	(259,907)
Unallocated common stock held by the Employee Stock Ownership Plan	(31,725)	(33,839)
Common Stock acquired by the Directors' Deferred Fee Plan	(4,672)	(5,175)
Deferred Compensation - Directors' Deferred Fee Plan	4,672	5,175
Total stockholders' equity	1,331,589	1,298,661
Total liabilities and stockholders' equity	$9,709,633	$9,845,274

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Nine Months Ended September 30, 2018 and 2017 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Interest income:
Real estate secured loans	$54,532	$47,692	$158,798	$140,712
Commercial loans	20,230	18,964	58,706	53,884
Consumer loans	5,095	5,083	14,945	15,293
Available for sale debt securities, equity securities and Federal Home Loan Bank stock	7,805	6,540	22,738	19,651
Investment securities held to maturity	3,149	3,272	9,447	9,812
Deposits, federal funds sold and other short-term investments	450	343	1,273	898
Total interest income	91,261	81,894	265,907	240,250

Interest expense:
Deposits	7,856	4,988	21,087	14,093
Borrowed funds	7,619	6,694	21,477	19,855
Total interest expense	15,475	11,682	42,564	33,948
Net interest income	75,786	70,212	223,343	206,302
Provision for loan losses	1,000	500	21,900	3,700
Net interest income after provision for loan losses	74,786	69,712	201,443	202,602

Non-interest income:
Fees	7,455	7,680	20,706	20,940
Wealth management income	4,570	4,592	13,572	13,314
Bank-owned life insurance	2,083	1,353	4,640	5,291
Net gain on securities transactions	2	36	3	47
Other income	1,806	1,451	4,139	2,804
Total non-interest income	15,916	15,112	43,060	42,396

Non-interest expense:
Compensation and employee benefits	27,546	27,328	83,398	81,086
Net occupancy expense	5,924	6,105	19,052	19,255
Data processing expense	3,630	3,314	10,862	10,302
FDIC Insurance	967	967	2,920	3,065
Amortization of intangibles	509	632	1,625	2,079
Advertising and promotion expense	949	907	2,763	2,709
Other operating expenses	7,134	7,027	21,755	21,248
Total non-interest expense	46,659	46,280	142,375	139,744
Income before income tax expense	44,043	38,544	102,128	105,254
Income tax expense	8,575	11,969	19,504	30,788
Net income	$35,468	$26,575	$82,624	$74,466

Basic earnings per share	$0.55	$0.41	$1.27	$1.16
Average basic shares outstanding	65,037,779	64,454,684	64,907,210	64,327,640

Diluted earnings per share	$0.54	$0.41	$1.27	$1.15
Average diluted shares outstanding	65,183,881	64,645,278	65,078,627	64,519,710

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
STATEMENTS OF INCOME:
Net interest income	$75,786	$70,212	$223,343	$206,302
Provision for loan losses	1,000	500	21,900	3,700
Non-interest income	15,916	15,112	43,060	42,396
Non-interest expense	46,659	46,280	142,375	139,744
Income before income tax expense	44,043	38,544	102,128	105,254
Net income	35,468	26,575	82,624	74,466
Diluted earnings per share	$0.54	$0.41	$1.27	$1.15
Interest rate spread	3.17%	3.07%	3.15%	3.05%
Net interest margin	3.38%	3.22%	3.33%	3.19%

PROFITABILITY:
Annualized return on average assets	1.45%	1.11%	1.13%	1.05%
Annualized return on average equity	10.59%	8.11%	8.38%	7.76%
Annualized return on average tangible equity (2)	15.47%	12.00%	12.30%	11.56%
Annualized non-interest expense to average assets (3)	1.90%	1.93%	1.95%	1.97%
Efficiency ratio (4)	50.88%	54.24%	53.44%	56.19%

ASSET QUALITY:
Non-accrual loans			$29,066	$36,448
90+ and still accruing			—	—
Non-performing loans			29,066	36,448
Foreclosed assets			5,932	5,703
Non-performing assets			34,998	42,151
Non-performing loans to total loans			0.40%	0.52%
Non-performing assets to total assets			0.36%	0.44%
Allowance for loan losses			$53,910	$60,276
Allowance for loan losses to total non-performing loans			185.47%	165.38%
Allowance for loan losses to total loans			0.75%	0.86%

AVERAGE BALANCE SHEET DATA:
Assets	$9,727,605	$9,496,733	$9,738,958	$9,506,682
Loans, net	7,195,306	6,937,467	7,209,823	6,936,512
Earning assets	8,857,175	8,617,728	8,867,081	8,620,994
Core deposits	6,067,103	5,933,299	6,100,229	5,902,127
Borrowings	1,569,176	1,553,365	1,583,740	1,594,197
Interest-bearing liabilities	6,794,782	6,766,182	6,870,454	6,815,077
Stockholders' equity	1,328,345	1,299,810	1,317,656	1,283,158
Average yield on interest-earning assets	4.07%	3.75%	3.98%	3.72%
Average cost of interest-bearing liabilities	0.90%	0.68%	0.83%	0.67%

LOAN DATA:
Mortgage loans:
Residential			$1,108,396	$1,157,888
Commercial			2,274,059	2,022,698
Multi-family			1,344,066	1,335,103
Construction			429,248	324,692
Total mortgage loans			5,155,769	4,840,381
Commercial loans			1,633,894	1,709,015
Consumer loans			443,340	481,262
Total gross loans			7,233,003	7,030,658
Premium on purchased loans			3,433	4,229
Unearned discounts			(34)	(36)
Net deferred			(8,029)	(6,799)
Total loans			$7,228,373	$7,028,052

Notes and Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in Thousands, except share data)

(1) Book and Tangible Book Value per Share
		At September 30,		At December 31,
		2018	2017	2017
Total stockholders' equity		$1,331,589	$1,300,172	$1,298,661
Less: total intangible assets		418,674	420,877	420,290
Total tangible stockholders' equity		$912,915	$879,295	$878,371

Shares outstanding		66,857,212	66,467,819	66,535,017

Book value per share (total stockholders' equity/shares outstanding)		$19.92	$19.56	$19.52
Tangible book value per share (total tangible stockholders' equity/shares outstanding)		$13.65	$13.23	$13.20

(2) Annualized Return on Average Tangible Equity
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Total average stockholders' equity	$1,328,345	$1,299,810	$1,317,656	$1,283,158
Less: total average intangible assets	418,997	421,272	419,530	421,952
Total average tangible stockholders' equity	$909,348	$878,538	$898,126	$861,206

Net income	$35,468	$26,575	$82,624	$74,466

Annualized return on average tangible equity (net income/total average stockholders' equity)	15.47%	12.00%	12.30%	11.56%

(3) Annualized Non-Interest Expense to Average Assets
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Total annualized non-interest expense	185,115	183,611	190,355	186,837
Average assets	$9,727,605	$9,496,733	$9,738,958	$9,506,682

Annualized non-interest expense/average assets	1.90%	1.93%	1.95%	1.97%

(4) Efficiency Ratio Calculation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net interest income	$75,786	$70,212	$223,343	$206,302
Non-interest income	15,916	15,112	43,060	42,396
Total income	$91,702	$85,324	$266,403	$248,698

Non-interest expense	$46,659	$46,280	$142,375	$139,744

Efficiency ratio (non-interest expense/income)	50.88%	54.24%	53.44%	56.19%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	September 30, 2018			June 30, 2018
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$13,552	$69	2.04%	$11,083	$50	1.80%
Federal funds sold and other short-term investments	50,600	381	2.97%	51,006	378	2.98%
Investment securities (1)	473,291	3,149	2.66%	471,807	3,154	2.67%
Securities available for sale	1,049,933	6,577	2.51%	1,050,806	6,461	2.46%
Equity Securities, at fair value	706	—	—%	667	—	—%
Federal Home Loan Bank stock	73,787	1,228	6.66%	72,909	1,221	6.70%
Net loans: (2)
Total mortgage loans	5,098,281	54,532	4.22%	5,077,790	52,756	4.13%
Total commercial loans	1,650,039	20,230	4.82%	1,657,283	19,350	4.64%
Total consumer loans	446,986	5,095	4.52%	455,899	4,945	4.35%
Total net loans	7,195,306	79,857	4.38%	7,190,972	77,051	4.26%
Total Interest-Earning Assets	$8,857,175	$91,261	4.07%	$8,849,250	$88,315	3.97%

Non-Interest Earning Assets:
Cash and due from banks	93,082			98,477
Other assets	777,348			778,660
Total Assets	$9,727,605			$9,726,387

Interest-Bearing Liabilities:
Demand deposits	$3,515,583	$5,319	0.60%	$3,568,420	$4,665	0.52%
Savings deposits	1,056,382	460	0.17%	1,088,052	497	0.18%
Time deposits	653,641	2,077	1.26%	650,101	1,834	1.13%
Total Deposits	5,225,606	7,856	0.60%	5,306,573	6,996	0.53%

Borrowed funds	1,569,176	7,619	1.93%	1,554,013	7,039	1.82%
Total Interest-Bearing Liabilities	6,794,782	15,475	0.90%	6,860,586	14,035	0.82%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,495,138			1,461,855
Other non-interest bearing liabilities	109,340			88,842
Total non-interest bearing liabilities	1,604,478			1,550,697
Total Liabilities	8,399,260			8,411,283
Stockholders' equity	1,328,345			1,315,104
Total Liabilities and Stockholders' Equity	$9,727,605			$9,726,387

Net interest income		$75,786			$74,280

Net interest rate spread			3.17%			3.15%
Net interest-earning assets	$2,062,393			$1,988,664

Net interest margin (3)			3.38%			3.33%

Ratio of interest-earning assets to total interest-bearing liabilities	1.30x			1.29x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.
Interest-Earning Assets:
Securities	2.75%	2.72%	2.62%	2.49%	2.41%
Net loans	4.38%	4.26%	4.18%	4.08%	4.08%
Total interest-earning assets	4.07%	3.97%	3.89%	3.78%	3.75%

Interest-Bearing Liabilities:
Total deposits	0.60%	0.53%	0.47%	0.40%	0.38%
Total borrowings	1.93%	1.82%	1.70%	1.63%	1.71%
Total interest-bearing liabilities	0.90%	0.82%	0.76%	0.68%	0.68%

Interest rate spread	3.17%	3.15%	3.13%	3.10%	3.07%
Net interest margin	3.38%	3.33%	3.30%	3.25%	3.22%

Ratio of interest-earning assets to interest-bearing liabilities	1.30x	1.29x	1.28x	1.29x	1.27x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	September 30, 2018			September 30, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$13,742	$183	1.78%	$20,166	$124	0.82%
Federal funds sold and other short term investments	50,878	1,090	2.86%	51,993	774	1.99%
Investment securities (1)	471,637	9,447	2.67%	490,008	9,812	2.67%
Securities available for sale	1,045,709	19,113	2.44%	1,046,951	16,681	2.13%
Equity securities, at fair value	677	—	—%	570	—	—%
Federal Home Loan Bank stock	74,615	3,625	6.48%	74,794	2,970	8.01%
Net loans: (2)
Total mortgage loans	5,090,736	158,798	4.13%	4,811,312	140,712	3.87%
Total commercial loans	1,662,356	58,706	4.68%	1,626,939	53,884	4.39%
Total consumer loans	456,731	14,945	4.37%	498,261	15,293	4.10%
Total net loans	7,209,823	232,449	4.27%	6,936,512	209,889	4.01%
Total Interest-Earning Assets	$8,867,081	$265,907	3.98%	$8,620,994	$240,250	3.72%

Non-Interest Earning Assets:
Cash and due from banks	94,122			91,161
Other assets	777,755			794,527
Total Assets	$9,738,958			$9,506,682

Interest-Bearing Liabilities:
Demand deposits	$3,564,111	$14,188	0.53%	$3,455,533	$8,724	0.34%
Savings deposits	1,077,620	1,450	0.18%	1,107,143	1,584	0.19%
Time deposits	644,983	5,449	1.13%	658,204	3,785	0.77%
Total Deposits	5,286,714	21,087	0.53%	5,220,880	14,093	0.36%
Borrowed funds	1,583,740	21,477	1.81%	1,594,197	19,855	1.67%
Total Interest-Bearing Liabilities	$6,870,454	$42,564	0.83%	$6,815,077	$33,948	0.67%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,458,498			1,339,451
Other non-interest bearing liabilities	92,350			68,996
Total non-interest bearing liabilities	1,550,848			1,408,447
Total Liabilities	8,421,302			8,223,524
Stockholders' equity	1,317,656			1,283,158
Total Liabilities and Stockholders' Equity	$9,738,958			$9,506,682

Net interest income		$223,343			$206,302

Net interest rate spread			3.15%			3.05%
Net interest-earning assets	$1,996,627			$1,805,917

Net interest margin (3)			3.33%			3.19%

Ratio of interest-earning assets to total interest-bearing liabilities	1.29x			1.26x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2016
Interest-Earning Assets:
Securities	2.69%	2.53%	2.28%
Net loans	4.27%	4.01%	3.96%
Total interest-earning assets	3.98%	3.72%	3.63%

Interest-Bearing Liabilities:
Total deposits	0.53%	0.36%	0.33%
Total borrowings	1.81%	1.67%	1.71%
Total interest-bearing liabilities	0.83%	0.67%	0.66%

Interest rate spread	3.15%	3.05%	2.97%
Net interest margin	3.33%	3.19%	3.10%

Ratio of interest-earning assets to interest-bearing liabilities	1.29x	1.26x	1.24x